UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/16/2007

RASER TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-32661

DELAWARE	87-0638510
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

5152 North Edgewood Drive, Suite 375
Provo, Utah 84604
(Address of principal executive offices, including zip code)

(801) 765-1200
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective October 10, 2007, Timothy D. Fehr, the Chief Technology Officer of Raser Technologies, Inc. (the Company) retired. On the same date, the Company, through one of its wholly-owned subsidiaries, entered into a Consulting Services Agreement (the Agreement) with Mr. Fehr. The term of the Agreement is from October 10, 2007 to March 31, 2008, but is renewable for additional six month periods based upon the mutual agreement of the parties.

Under the terms of the Agreement, Mr. Fehr shall receive $6,000 per month in exchange for a maximum of sixty (60) hours of consulting service per month. In the event that Mr. Fehr provides more than sixty (60) hours of consulting service in any given month, then Mr. Fehr shall receive $150 for each additional hour worked.

As previously reported in the Company's current report on Form 8-K filed on September 7, 2007, the Company entered into a Fourth Amended Restricted Stock Grant Agreement (the Fourth Amended Agreement) with Mr. Fehr to delay the delivery of 40,000 previously vested shares of common stock. According to the amended delivery schedule, Mr. Fehr is to receive the 40,000 shares during December 2007. The Company plans to deliver these shares in compliance with the Fourth Amended Agreement.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RASER TECHNOLOGIES, INC.

Date: October 16, 2007	By:	/s/ Brent M. Cook
Brent M. Cook
Chief Executive Officer